INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.   )

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [   ]

Check the appropriate box:

[   ] Preliminary proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            EPOLIN, INC.
           (Name of Registrant as Specified in Its Charter)

                            Epolin, Inc.
              (Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):

[ X ] No fee required.
[   ] Fee computed on the table below  per  Exchange Act Rules 14a-6(i)(4)
      and 0-11.

      (1)  Title of each class of securities to which transaction applies: N/A
      (2)  Aggregate number of securities to  which  transaction  applies: N/A
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
      (4)  Proposed maximum aggregate value of transaction:  N/A
      (5)  Total fee paid: N/A

[   ] Check box if any part of the fee is offset as provided by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:  N/A
      (2)  Form, schedule or registration statement no.:  N/A
      (3)  Filing party:  N/A
      (4)  Date filed:  N/A

                        EPOLIN, INC.
                   358-364 Adams Street
                 Newark, New Jersey  07105


            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON AUGUST 12, 2003

To the Stockholders:

     PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders (the "Annual Meeting") of Epolin, Inc. (the
"Company") will be held on August 12, 2003, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364
Adams Street, Newark, New Jersey 07105, for the following purposes:

     1. To elect six Directors to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on July 17, 2003 has been fixed as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof.

     Your attention is called to the proxy statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

               By Order of the Board of Directors,


               Murray S. Cohen, Ph.D.,
               Chairman

Newark, New Jersey
July 18, 2003

                      EPOLIN, INC.
                    PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON AUGUST 12, 2003
             _____________________________


                INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Epolin, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at a Annual Meeting of Stockholders of the Company to be held on August 12, 2003, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and at any adjournment thereof (the "Annual Meeting").

     The Board has fixed the close of business on July 17, 2003 as the record date for the determination of stockholders entitled to receive notice of, and vote at, the Annual Meeting (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding approximately 11,750,355 shares of Common Stock, no par value per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit proxies by personal contact, telephone, facsimile or other electronic means without additional compensation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about July 18, 2003.

     Proxies in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, proxies will be voted FOR all matters listed in the Notice of Annual Meeting of Stockholders and in accordance with the discretion of the person(s) voting the proxies with respect to all other matters properly presented at the Annual Meeting. Execution of a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. The holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast at the Annual Meeting will be required for the election of directors. If a stockholder, present in person or represented by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) the

Company's Chief Executive Officer and other executive officers, if any, of the Company whose annual base salary and bonus compensation was in excess of $100,000 (the "named executive officers"), and (iv) all officers and directors of the Company as a group:

                    Amount and Nature of           Percent
Name                Beneficial Ownership          of Class

Murray S. Cohen(1)*           1,870,958              15.9%
James Ivchenko(2)*            1,764,587              15.0%
Claire Bluestein(3)*            982,655               8.3%
Morris Dunkel(3)*               237,500               2.0%
James R. Torpey, Jr.(3)*         25,000                **
Peter Kenny(3)*                  12,500                **
Santa Monica Partners, L.P.(4)  825,900               7.0%

All Officers and Directors
as a Group (6 persons)        4,893,200              41.2%

*    The address for each is 358-364 Adams Street, Newark, New
     Jersey 07105.

**   Less than 1%.

(1) Includes 25,000 shares which Dr. Cohen has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, Dr. Cohen has options granted under the 1998 Plan to acquire an additional 25,000 shares which are not exercisable within 60 days. Does not include 1,000,000 shares owned by three grandchildren of Dr. Cohen, for which shares Dr. Cohen had previously held a proxy.

(2) Includes 980,000 shares held by Mr. Ivchenko and 439,587 held by Mr. Ivchenko and his wife, as joint tenants. Also, includes 320,000 shares held by Mr. Ivchenko's children. Mr. Ivchenko holds a proxy with respect to such shares which proxy may be revoked at any time and unless revoked shall terminate on January 31, 2004. As a result, Mr. Ivchenko may be deemed to be the beneficial owner of such shares. Also, includes 25,000 shares which Mr. Ivchenko has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, Mr. Ivchenko has options granted under the 1998 Plan to acquire an additional 25,000 shares which are not exercisable within 60 days.

(3) Includes 12,500 shares which each has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan. In addition, each has options granted under the 1998 Plan to acquire an additional 12,500 shares which are not exercisable within 60 days.

(4) This information is based solely upon information reported in filings made to the SEC on behalf of Santa
     Monica Partners, L.P.  The address for Santa Monica
     Partners, L.P. is 1865 Palmer Avenue, Larchmont, New
     York.

The Stockholders Agreement

     Pursuant to a Stockholders Agreement executed in October 2002, Murray S. Cohen, James Ivchenko, Claire Bluestein, Morris Dunkel, James R. Torpey, Jr. and Peter Kenny (each a current member of the Board of Directors) have provided the Company with certain rights of refusal in the event any of such individuals desire to sell any of the shares of the Company's Common Stock which any of them hold of record or beneficially. Excluded from such restrictions are gifts in which the proposed donee agrees to be bound to the Stockholders Agreement and transfers by will or the laws of descent, provided the shares remain subject to said restrictions. In addition, shares may be transferred by such individuals with the prior approval of the Board of Directors of the Company (or any committee authorized by the Board to give such approval).


            ELECTION OF DIRECTORS

     A Board of Directors consisting of six members is to be elected by the stockholders, to hold office until the next
Annual Meeting of Stockholders and until their successors are duly elected and qualify.

     Unless authority is withheld, it is intended that proxies will be voted for the election of the six nominees below, all of whom are currently serving as directors. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

Information Concerning Nominees

     The following table sets forth certain information with respect to the six nominees for election to the Board of Directors.

                          Present Position      Has Served as
Name                Age   and Offices           Director Since

Murray S. Cohen      78   Chairman of the          1984
                          Board, Chief Executive
                          Officer, Secretary
                          and Director

James Ivchenko       63   President and Director   1993

Claire Bluestein     77   Director                 1984

Morris Dunkel        75   Director                 1984

James R. Torpey, Jr. 53   Director                 2001

Peter Kenny          57   Director                 2001


     None of the directors and officers is related to any other director or officer of the Company.

     Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company.

     MURRAY S. COHEN has served as Director, Chief Executive Officer and Chairman of the Board of the Company since June 1984 and Secretary since March 2001. From June 1984 to August 1994, Dr. Cohen was also President. From January 1978 through May 1983, Dr. Cohen was the Director of Research and Development for Apollo Technologies Inc., a company engaged in the development of pollution control procedures and devices. Dr. Cohen was employed as a Vice President and Technical Director of Borg-Warner Chemicals from 1973 through January 1978, where his responsibilities included the organization, project selection and project director of a 76 person technical staff which developed materials for a variety of plastic products. He received a Bachelor of Science Degree from the University of Missouri in 1949 and a Ph.D. in Organic Chemistry from the same institution in 1953.

     JAMES IVCHENKO has served as Director of the Company
since September 1993, President since August 1994, and from February 1992 to August 1994, he was Technical Director and Vice President of Operations. Prior thereto, Mr. Ivchenko was employed by Ungerer & Co. as Plant Manager for the Totowa, New Jersey and Bethlehem, Pennsylvania facilities from May 1988 to May 1991. Mr. Ivchenko has over 30 years of experience in the
flavor, fragrance and pharmaceutical intermediate industry.   He
received his Bachelor of Arts Degree, Masters of Science and Masters of Business Administrations from Fairleigh Dickinson University in New Jersey.

     CLAIRE BLUESTEIN has served as Director of the Company since June 1984. Since 1999, Dr. Bluestein has been retired. Prior thereto, she was president and sole shareholder of Captan Associates, Inc., a company engaged in the development of materials for commercial applications of radiation curing technology. Dr. Bluestein has been issued several patents by the United States Department of Commerce, Trademark and Patent Offices and has published a variety of chemistry related articles. Dr. Bluestein received her Bachelor of Arts Degree from the University of Pennsylvania in 1947. In 1948 she received a Master of Science Degree and in 1950 a Ph.D. in Organic Chemistry from the University of Illinois.

     MORRIS DUNKEL has served as Director of the Company since June 1984. Since 1992, he has been Vice President and Technical Director of Elan Chemical Inc., a chemical company in the flavor and fragrances industry. From 1976 through 1983, Dr. Dunkel was employed by Tenneco Chemicals, Inc., a firm engaged in chemical production activities, in the capacities of manager and director of Tenneco's organic chemicals research and development division. Dr. Dunkel has been issued several United States patents and has published numerous articles relating to chemical processes. He received a Bachelor of Science Degree in 1950 from Long Island University. Dr. Dunkel received a Master of Science Degree from Brooklyn College in 1954 and Ph.D. in Organic Chemistry from the University of Arkansas in 1956.

     JAMES R. TORPEY, JR. has served as Director of the Company since July 2001. Mr. Torpey is President of Madison Energy Consultants. From 1995 to 2002, he was Director of Technology Initiatives at First Energy/GPU, Chairman of the Solar Electric Power Association, and President and member of the Board of Directors of GPU Solar, Inc. He is currently a member of the U.S. Department of Energy Solar Industry Advisory Board. Mr. Torpey received his Masters of Business Administration from Rutgers University in 1991.

     PETER KENNY has served as Director of the Company since July 2001. Mr. Kenny has been Senior Vice President-Business Banking Division of Independence Community Bank since July 1999. Prior thereto, and from September 1991 to July 1999, he was Senior Vice President and Senior Loan Officer of Broad National Bank which was acquired by Independence Community Bank in July 1999.

     There are no executive officers of the Company other than those named above.

Executive Compensation

     The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 28, 2003, February 28, 2002 and February 29, 2001, of those persons who were, at February 28, 2003 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose annual base salary and bonus compensation was in excess of $100,000 (the named executive officers):

                         Summary Compensation Table

                             Annual
                             Compensation


Name and Principal       Fiscal
Position                 Year      Salary         Bonus

Murray S. Cohen          2003      $227,146(1)(3) $32,000
Chairman of the          2002      $204,356(1)(3) $31,000
Board and Chief          2001      $177,290(1)(3) $29,000
Executive Officer

James Ivchenko           2003      $208,097(2)(3) $27,000
President                2002      $186,864(2)(3) $25,900
                         2001      $162,318(2)(3) $24,000



                               Long-Term
                               Compensation

                                   Restricted Shares
Name and Principal       Fiscal    Stock      Underlying
Position                 Year      Awards     Options

Murray S. Cohen          2003      0          0
Chairman of the          2002      0          50,000
Board and Chief          2001      0          0
Executive Officer

James Ivchenko           2003      0          0
President                2002      0          50,000
                         2001      0          0



(1) Includes compensation of $63,837 and $52,416 for 2003 and 2002, respectively, due to Murray S. Cohen based upon the Company's sales for fiscal 2002 and 2001 paid in fiscal 2003 and 2002, respectively, as determined under his employment contract. Does not include, however, compensation due to Dr. Cohen based upon the Company's sales for fiscal 2003 as determined under his employment contract which will be paid in fiscal 2004 which will be in the amount of $74,016. Also, does not include $49,948 paid to Dr. Cohen in fiscal 2001 for previously accrued salary.

(2) Includes compensation of $51,070 and $40,768 for 2003 and 2002, respectively, due to James Ivchenko based upon the Company's sales for fiscal 2002 and 2001 paid in fiscal 2003 and 2002, respectively, as determined under his employment contract. Does not include, however, compensation due to Mr. Ivchenko based upon the Company's sales for fiscal 2003 as determined under his employment contract which will be paid in fiscal 2004 which will be in the amount of $60,559.

(3) Does not include other deferred compensation arrangements for each of Dr. Cohen and Mr. Ivchenko. See "Deferred
     Compensation/Employment Contracts and Change in Control
     Arrangements" below.


Stock Option Plans

     The Company previously adopted the 1986 Employees' Stock Option Plan (the "1986 Plan"). As of April 1996, options may no longer be granted under the 1986 Plan. Under the terms of the 1986 Plan, options granted thereunder could be designated as options which qualify for incentive stock option treatment under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify. In December 1995, options to acquire up to 490,000 shares of the Company's Common Stock were granted under the 1986 Plan. Such options had an expiration date of December 1, 2005. In fiscal 2002, options to acquire 185,000 shares of the Company's Common Stock were exercised unde the 1986 Plan. In prior years, options to acquire 270,000 shares of the Company's Common Stock were exercised under the 1986 Plan. In addition, options to acquire 35,000 shares under the 1986 Plan have lapsed. As a result, as of February 28, 2003, there are no outstanding options under the 1986 Plan.

     In December 1998, the Company adopted the 1998 Stock
Option Plan (the "1998 Plan") for employees, officers, consultants or directors of the Company to purchase up to 750,000 shares of Common

Stock of the Company (the "1998 Plan
Option Pool"). In September 2001, the Board of Directors increased the size of the 1998 Plan Option Pool to 1,500,000 shares. Options granted under the 1998 Plan shall be non-statutory stock options which do not meet the requirements of
Section 422 of the Code. Under the terms of the 1998 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or a committee appointed by the Board to administer the 1998 Plan. As of February 28, 2003, options to acquire 880,000 shares of the Company's Common Stock have been granted under the 1998 Plan and 620,000 options were available for future grant. To date, options to acquire 425,000 shares of the Company's Common Stock have been exercised under the 1998 Plan.

     No stock options or other stock appreciation rights were granted to any of the persons named in the Summary Compensation
Table during the fiscal year ended February 28, 2003.

     The following table set forth certain information as to each exercise of stock options during the year ended February
28, 2003, by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

               Aggregated Option Exercises in Fiscal 2003
                      and Year-End Option Value


                                       Number of Securities
                  Shares               Underlying Unexercised
                  Acquired             Options at February 28, 2003
                  On        Value
                  Exercise  Realized   Exercisable  Unexercisable

Murray S. Cohen   -0-       $-0-          25,000      25,000
James Ivchenko    -0-       $-0-          25,000      25,000


                              Value of Unexercised
                              In-the-Money Options
                              at February 28, 2003(1)

                              Exercisable   Unexercisable

Murray S. Cohen               $8,625         $8,625
James Ivchenko                $8,625         $8,625
________________________

(1) Based on the average of the closing bid and asked prices of the Company's Common Stock as of February 28, 2003, minus the exercise price, multiplied by the number of shares underlying the options. The amounts reflected in this table may never be obtained.

Compensation of Directors

     In fiscal 2002, the Company began to pay all directors $750 for each board meeting attended. Previous thereto, and since the Company's inception, no director received any cash
compensation for his services as such.   Directors have always
been and will continue to be reimbursed for reasonable expenses incurred on behalf of the Company.

Deferred Compensation/Employment Contracts and Change in Control
Arrangements

     Pursuant to a deferred compensation agreement, as amended, entered into with James Ivchenko, President of the Company, the Company has agreed to pay Mr. Ivchenko $32,000 per year for ten consecutive years commencing the first day of the month following Mr. Ivchenko reaching the age of 65. The obligation is being funded with a life insurance policy owned by the Company.

     Effective as of March 1, 1999, the Company entered into a ten year employment agreement with Mr. Ivchenko. Pursuant thereto, Mr. Ivchenko shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Mr. Ivchenko shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 1.50% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Mr. Ivchenko or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term.

     Effective as of March 1, 1999, the Company also entered into a ten year employment agreement with Murray S. Cohen, Chairman of the Board and Chief Executive Officer of the Company. Pursuant thereto, Dr. Cohen shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Dr. Cohen shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 2.00% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Dr. Cohen or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would had received (if not for his death or disability) for the remainder of the ten year term. The Company had previously entered into a deferred compensation agreement in June 1998 with Dr. Cohen which provided for the payment of certain funds to Dr. Cohen for a period of ten years beginning two weeks after the date of his retirement. Such agreement was terminated in connection with the execution of the employment agreement with Dr. Cohen. In addition to the foregoing, Dr. Cohen will be entitled to receive $79,041 upon his retirement in connection with a deferred compensation agreement entered into in January 1996 which was terminated in June 1998. Such amount will be paid to Dr. Cohen upon retirement either in equal consecutive monthly payments for a period not exceeding 60 months or a single payment which will be at the discretion of the Company.

     The Company also entered into deferred compensation agreements with Chester C. Swasey and Abdelhamid A.H. Ramadan, former employees and directors of the Company. These agreements provided for annual payments of 50% of each employee's salary before bonuses at his respective retirement dates, to be paid in biweekly installments for 10 years. Management has elected not to provide any additional funding for either employee subsequent to the date at which each of the two employees were no longer employed with the Company. See "Material Proceedings" below for information on the action commenced by such individuals against the Company and the settlement thereof. As a result, these agreements are no longer operative.

     The Company does not have any termination or change in control arrangements with any of its named executive officers.

Transactions with Management and Others

     See "Deferred Compensation/Employment Contracts and
Change in Control Arrangements" above for information on the transactions described therein.

Material Proceedings

     In December 2000, two individuals (each a former director and former employee of the Company) instituted suit in the Superior Court of New Jersey, Bergen County-Law Division, against the Company and the other directors of the Company alleging claims pursuant to their past employment as well as a derivative claim, as minority stockholders. Such claims included breach of contract, civil rights, age discrimination, wrongful termination, infliction of emotional distress and a shareholder derivative claim. In June 2003, the Company executed an agreement which settled the lawsuit and the action has been dismissed. The settlement terms included a lump sum payment to the plaintiffs in the amount of $312,000. In addition, the Company agreed to buy back 126,500 shares owned by one of the plaintiffs for the aggregate amount of $69,575 ($0.55 per share). All such settlement payments have been made, and the 126,500 shares have been bought back. The Company will be reimbursed a portion of the settlement payments from its insurance company which has agreed, subject to its final review of the executed settlement documents, to reimburse the Company
approximately $125,000.   Although the Company has denied and
continues to deny all claims asserted in the lawsuit, Management determined, in conjunction with advice of counsel, that it was in the best interests of the Company and its stockholders to settle the action on the terms as agreed taking into account various factors including the uncertainty and risks inherent in any litigation. The Company does not believe that the terms of the settlement will likely have a material adverse effect on its results of operations, financial position or cash flows.

     Other than the foregoing matter, there are no other material pending legal proceedings to which the Company is a party or to which any of its property is subject.

Additional Information

     During the fiscal year ended February 28, 2003, the Board of Directors of the Company held two formal meetings. In addition, the Board of Directors took action by unanimous written consent and met informally on other occasions during the period. Each of the incumbent directors was in attendance at all meetings of the Board of Directors during fiscal 2003, except for Claire Bluestein who did not attend the two formal meetings.

     The Compensation Committee of the Board of Directors which presently consists of Dr. Cohen and Messrs. Ivchenko and Dunkel held no formal meeting during the last fiscal year but met informally on other occasions during the period. The Compensation Committee has the authority to determine salaries and bonuses, and to make awards of options to purchase capital stock of the Company to the officers, directors and employees of the Company.


            INDEPENDENT AUDITORS

     The Company has selected IWA Financial Consulting LLC as its principal independent accountants for fiscal 2004. It is expected that a representative of IWA Financial Consulting LLC will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. IWA Financial Consulting LLC were the principal independent accountants for the Company during fiscal 2003.

Audit Fees

     The aggregate fees of IWA Financial Consulting LLC
(including its predecessor firm) billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 28, 2003 and the reviews of the financial statements included in the Company's Forms 10-QSB for the fiscal year 2003 were $50,490.

Financial Information Systems Design and Implementation Fees

     There were no fees billed for professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by IWA Financial Consulting LLC, the Company's principal independent accountants, for the fiscal year ended
February 28, 2003.

All Other Fees

     There were no additional fees billed by IWA Financial
Consulting LLC for the fiscal year ended February 28, 2003.


           STOCKHOLDERS' PROPOSALS

     Any stockholder who wishes to present a proposal for action at the next Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 358-364 Adams Street, Newark, New Jersey 07105 by March 20, 2004 and is in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.


                MISCELLANEOUS

     The Board of Directors knows of no other business to be presented at the Annual Meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy will vote the shares for which they hold proxies in accordance with their judgment.

     The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 2003 is being delivered to the Company's stockholders with this Proxy Statement. Such report is not to be considered part of the soliciting material.

               By Order of The Board of Directors,


               MURRAY S. COHEN, Ph.D.,
               Chairman

Dated:    July 18, 2003
          Newark, New Jersey

                     APPENDIX
                FORM OF PROXY CARD

                      PROXY

                   EPOLIN, INC.
         ANNUAL MEETING OF STOCKHOLDERS
                 AUGUST 12, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Murray S. Cohen and James Ivchenko, and each of them, with power of substitution as proxies for the undersigned to act and vote at the Annual Meeting of Stockholders of Epolin, Inc. (the "Company") to be held on August 12, 2003, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and any adjournments thereof for the following purposes:

1.   Election of Directors - Nominees: Murray S. Cohen, James
                             Ivchenko, Claire Bluestein,
                             Morris Dunkel, James R. Torpey,
                             Jr. and Peter Kenny.

[  ]  FOR      [  ]  FOR ALL EXCEPT          [  ]  WITHHOLD

INSTRUCTION: To withhold your vote for any nominee(s), mark
"For All Except" and write that nominee's name on the line below.


2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  UNLESS
OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSAL 1.

                 Signatures of Shareholder(s)

                 Date:


NOTE: Please sign your name exactly as it appears on this Proxy. Jointly held shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

     IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE
SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

            PLEASE ACT PROMPTLY
     SIGN, DATE & MAIL YOUR PROXY TODAY